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                                                                 EXHIBIT 10.11

                                      CHASE

THE CHASE MANHATTAN BANK

John K. Budzynski
Assistant Vice President
7600 Jericho Turnpike
Woodbury, New York 11797
Telephone #(516) 677-4502
Fax #(516) 364-3307

July 12, 1999

Mr. Alvin Ring
President
Real Time Strategies, Inc.
51 East Bethpage Road
Plainview, New York 11803

Dear Al,

I am pleased to inform you that The Chase Manhattan Bank ("Chase") has approved a $2,000,000 secured line of credit in favor of Real Time Strategies, Inc. (the "Borrower") to be used for normal short term working capital needs, subject to the terms set forth in this letter.

Any advances which Chase may extend will be on the terms and conditions as we may require at the time the Borrower requests an advance and must be evidenced by documents in form and substance satisfactory to Chase.

All outstanding borrowings under this arrangement will bear interest at Chase's Prime Rate plus one percent (Prime +1%) in effect from time to time and shall be evidenced by documentation in form and substance satisfactory to Chase.

To compensate Chase for the cost of its ongoing credit review, an annual fee of 2,500 per annum will be charged against the total line of credit.

This line of credit shall be further subject to the requirement that for 30 consecutive days during each twelve month period or during the term hereof, whichever is shorter, there shall be no loans outstanding hereunder.

This line of credit shall expire on June 30, 2000, unless terminated earlier by Chase in its sole discretion. This letter does not constitute a commitment or in any way obligate Chase to lend. This letter constitutes the entire understanding between Chase and the Borrower on this subject.
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Please acknowledge your understanding of the foregoing by signing and returning the enclosed copy of this letter along with the pro-rated origination fee to the undersigned no later than August 1, 1999.

We appreciate the opportunity to be of service to you.

Very truly yours,

THE CHASE MANHATTAN BANK


/s/ John K. Budzynski
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RECEIPT OF THE FOREGOlNG LETTER IS HEREBY ACKNOWLEDGED, TOGETHER WITH ASSENT TO
THE TERMS THEREOF.

Real Time Strategies, Inc.


By:/s/ Spencer Kravitz                                            Date:  7/21/99
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   Executive VP & CFO